Exhibit 10.14

FULL SPECTRUM INC.

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (this “Agreement”) is made as of this 1st day of January, 2012, by and between Full Spectrum Inc., a corporation organized under the laws of Delaware (the “Company”) and Guy Simpson (the “Optionee”) of 22402 Citation Court, Los Gatos, CA 95033.

WITNESSETH

WHEREAS, Optionee is to render valuable services to the Company pursuant to a personal employment agreement being entered into as of this date by the parties (the “PEA”) and this Agreement is executed pursuant to.

NOW THEREFORE, in consideration of the mutual promises, covenants and undertakings of the parties contained herein, it is hereby agreed:

The Preamble to this Agreement constitutes an integral part hereof.

1.          Grant of Option. The Company hereby grants to Optionee, as of this date (“Grant Date”), an option (this “Option”) to purchase up to 803,400 shares of common stock of the Company (“Option Shares”) at a per share exercise price of $0.6244 (“Option Price”). The Option Shares shall be purchasable from time to time during the Option Period at the Option Price.

2.          Option Period. The Option shall have a term of ten years from this date and shall expire on December 31, 2021 (the “Expiration Date”), unless sooner terminated in accordance herein (the “Option Period”).

3.          Date Exercisable; Vesting. The Option shall vest and become exercisable for the Option Shares in 12 equal consecutive amounts of 66,950 shares at the end of each calendar quarter beginning March 31, 2012. As the Option becomes exercisable for such installments, those installments shall accumulate, and the Option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term as set forth herein. Notwithstanding the above in the event of a Change of Control all of the Option Shares under the Option shall vest and shall become immediately exercisable.

“Change of Control” means and includes each of the following: (i) the acquisition, in one or more related transactions, of beneficial ownership by any person or entity or any group of persons or entities, who constitute a group, of any securities of the Company such that, as a result of such acquisition, such person, entity or group beneficially owns, directly or indirectly, more than 50% of the Company’s outstanding voting securities; (ii) the Company merges or consolidates with another other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation or (iii) the Company sales substantially all of its assets in an arm’s length transaction

4.          Cessation of Service. The Option Period shall terminate (and the Option shall cease to be outstanding) prior to the Expiration Date on the first to occur of the following provisions:

(a) If the Optionee becomes Disabled (as defined in Section 22(c)(3) of the Internal Revenue Code), the Option may be exercised by the Optionee within one year following the Optionee’s termination of service under the PEA on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Option Shares that had become vested on or before the date of the Option Holder’s termination of Service because of Disability.

(b) If the Optionee dies during the Option Period while still in service of the Company under the PEA or within the one-year period referred to in (a) above or the three-month period referred to in (c) below, the Option may be exercised by those entitled to do so under the Optionee’s will or by the laws of descent and distribution within one year following the Optionee’s death (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Option Shares that had become vested on or before the date of the Optionee’s death.

(c) If the service of the Optionee under the PEA is terminated by either the Company or the Option Holder within the Option Period for any reason other than Cause (as defined in the PEA), Disability or death, the Option may be exercised by the Optionee within three (3) months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Option Shares that had become vested on or before the date of termination of service.

(d) If the service of the Option Holder under the PEA is terminated by the Company within the Option Period for Cause, the Option shall automatically terminate and thereafter be void for all purposes (without limitation of the foregoing, the Option shall no longer be exercisable for any Option Shares, whether vested or unvested, immediately upon and after such termination). This subsection 5(d) shall not apply if Option Holder is terminated for Cause pursuant to Section 5(b) II of the PEA.

5.          Method of Exercise. Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee by giving written notice to the Company specifying the number of whole Option Shares to be purchased and accompanied by payment therefor in full in cash, plus the amount of applicable federal, state and local withholding tax. Any fraction of an Option Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a Option Share shall be delivered until the full purchase therefor has been paid.

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6.          Additional Terms and Conditions of Option

6.1.          Nontransferability of Option. The Option may not be transferred by the Optionee other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except as permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, voluntarily encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.

6.2.          Investment Representation. The Optionee hereby represents and covenants that (a) any Shares purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Optionee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any Shares hereunder or (y) is true and correct as of the date of any sale of any such Shares, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the Shares.

6.3.          Withholding Taxes. As a condition precedent to the delivery of Option Shares upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the Option Shares, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

6.4           Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, or other similar change in capitalization or event, or any distribution to holders of Option Shares other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted.

6.5.          Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the Option Shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of Option Shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

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Notwithstanding anything in this Agreement, the Option granted hereunder is intended to comply with the requirements imposed by Section 409A of the IRS Code by establishing the exercise price at an amount equal to or greater than the Fair Market Value of a share of Stock on the Grant Date. However, notwithstanding the Company’s determination of the fair market value of an Option Share for purposes of determining the exercise price, the taxing authorities may assert that the fair market value of an Option Share on this date was greater than the exercise price. Under Section 409A of the Code, if the exercise price is less than the fair market value of an Option Share on the grant date, the Option may be treated as a form of deferred compensation and Optionee may be subject to an additional 20% tax, plus interest. Optionee is encouraged to consult a tax advisor regarding the potential impact of Section 409A of the Code.

If any provision of this Agreement or Option would result in the imposition of an additional tax under Section 409A of the Code, the Company and Optionee intend that the provisions of Agreement or this Option, as the case may be, will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect Optionee’s interest in this Option. Optionee further agrees that the Company, in the exercise of its sole discretion and without Optionee’s consent, may amend or modify this Agreement in any manner and delay the payment of any amounts payable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code. The Company will provide Optionee with notice of any such amendment or modification.

6.6.          Delivery of Certificates. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of Option Shares purchased against full payment therefor. The Optionee shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided herein.

6.7.          Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of ownership with respect to Option Shares subject to the Option unless and until purchased and delivered upon the exercise of the option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered Option Shares; and the Optionee shall not be considered a stockholder of the Company with respect to any such Option Shares not so purchased and delivered.

6.8.          Company to Reserve Shares. The Company shall at all times prior to the expiration or termination of the Option reserve or cause to be reserved and keep or cause to be kept available, either in its treasury or out of its authorized but unissued Shares, the full number of Option Shares subject to the Option from time to time.

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6.9           Lock Up. Without limitation of the other provisions of this Agreement (including without limitation any such provisions relating to restrictions on transferability of the Option and/or the Option Shares), the Optionee hereby agrees that it will not, without the prior written consent of the managing underwriter, during the Market Stand-Off Period (as defined below), (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, the Option or any of the Option Shares or other securities of the Company held immediately before the effective date of the registration statement for such offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 6.9 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 6.9 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. The Optionee further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 6.9 or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Shares or other securities of the Optionee (and transferees and assignees thereof) until the end of such restricted period. For purposes of this Section 6.9: (i) “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act; and (ii) “Market Stand-Off Period” means the period of time commencing on the date of the final prospectus relating to the registration by the Company of shares of its stock or any other equity securities under the Securities Act on a registration statement on Form S-1, Form S-2, or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed (1) one hundred eighty (180) days in the case of the IPO, which period may be extended upon the request of the managing underwriter, to the extent required by any Financial Industry Regulatory Authority (“FINRA”) rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, or (2) ninety (90) days in the case of any registration other than the IPO, which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 90-day lockup period); (iii) “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission; (iv) “Form S- 2” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission; and (v) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission that permits incorporation of substantial information by reference to other documents filed by the Company with the Securities and Exchange Commission.

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7.          Miscellaneous Provisions.

7.1           Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

7.2           Notices. Any notice or other communication under this Agreement must be in writing and shall be effective upon delivery by hand, or three (3) business days after deposit in the mail, postage prepaid, certified or registered, and addressed to the Company or to the Optionee at the corresponding address as written in the preamble to this Agreement; provided, however, that any Notice of Exercise or payment to the Company under Agreement shall be effective only upon actual receipt by the Company at the address above. Each party shall be obligated to notify the other in writing of any change in that party’s address. Notice of change of address shall be effective only when done in accordance with this Subsection.

7.3           Governing Law. The Option, this Agreement, and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

7.4.          Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the day and year first above written.

Full Spectrum Inc.

By	/s/ Stewart Kantor

/s/ Guy Simpson		31.JAN.12
Guy Simpson
“Optionee”

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